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                                                     Exhibit 99.2
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                           AMC Entertainment Inc.
   Summary of Principal Terms of $250 million Private Placement of Equity


Purchaser          Apollo Management, L.P., and its Affiliates (together,
                   "Apollo")

Securities         Series A Convertible Preferred Stock & Series B
Exchangeable
                   Preferred Stock

Amount             $250 million
                   $92.0 million of Series A Convertible Preferred Stock $158.0 million of Series B Exchangeable Preferred Stock

Issue Price        $1,000 per share

Shares             Series A - 92,000 shares
                   Series B - 158,000 shares

Conversion         The Series A Preferred is convertible into
                   Common Stock of the Company at a price of $7.15 per share. Any shares of Series A
                   Preferred converted in the first 5 years must be sold.

                   The Series B Preferred is not convertible into Common Stock. However, upon receipt of shareholder approval to increase the authorized number of shares of Common Stock ("Shareholder Approval"), the Series B Preferred will automatically be exchanged for Series A Preferred (subject to certain restrictions).

Coupon Rate        Series A Preferred - 6.75%
                   Series B Preferred - 12%

                   If the Company obtains Shareholder Approval within 270 days of the closing, the dividend rate on the Series B Preferred shall be reduced, retroactively to the closing, from 12.0% to 6.75%.

Dividends          Dividends are cumulative and are payable
                   quarterly. Accumulated and unpaid dividends for any prior quarterly period may be paid at any time.

                   Series A
                     Years 1 - 3, Paid-in-Kind (PIK)
                     Years 4 - 7, Cash or PIK at Company's option
                     Thereafter, Cash

                   Series B
                     Years 1 - 3, Paid-in-Kind (PIK)
                     Years 4 - 5, Cash or PIK at Company's option
                     Thereafter, Cash

                   In addition, in the event that, in any fiscal period, the Company shall declare and pay a cash dividend (or a dividend payable in evidences of indebtedness issued by the Company) on the Common Stock, the holders of each share of Preferred Stock will also be entitled to receive the excess, if any, of
                   (x) the amount of dividends that would have been converted into Common Stock immediately before the payment of such dividend over (y) the value of the dividends paid on such share of Preferred Stock in such fiscal period.

Special Dividends  Upon the earliest to occur of (i)
                   the Company delivering to the holders of Preferred Stock a notice of redemption, (ii) a change in control; or (iii) the tenth anniversary of the closing, all outstanding shares of Series B Preferred shall receive a one-time PIK dividend designed to capture appreciation in the Company's Common Stock from the closing date.

                   In addition to the special dividend described above, the Series B Preferred shall also be entitled to receive a special PIK dividend upon the initial sale of any shares of Series A Preferred Stock (or shares of Common Stock received upon conversion of such Series A Preferred Stock) by the holder thereof to a third party. These dividends are payable only if Shareholder Approval is not obtained within 18 months following the Closing.

                   In the event a change in control occurs
                   before the fifth anniversary of the Closing, the holder of each share of Preferred Stock shall be entitled to receive a one-time PIK dividend on each share Preferred Stock. The amount of such dividend shall equal (x) the total PIK dividends that would have been payable on such share of Preferred Stock between the Closing and the fifth anniversary thereof (assuming compounding) less (y) any dividends paid on such share of Preferred Stock through such date.

Approval Rights    So long as Apollo holds at least 50%
                   of the total number of shares of Preferred
                   Stock issued, Apollo will have approval
                   rights over certain material corporate
                   transactions.

Liquidation
Preference         The greater of (x) $1,000 per
                   share plus accrued and unpaid dividends or
                   (y) the amount that would be received by the holder of such share of Preferred Stock had such share been converted into Common Stock immediately before liquidation took place.

Redemption         At the option of the Company
                     Redeemable, in whole but not in part, at
                      any time after the fifth anniversary of
                      the closing, so long as the trailing
                      20-day average trading price of the
                      Common Stock exceeds 150% of the
                      Conversion Price
                     Redemption price per share - payable in
                      cash - is equal to Issue Price plus
                      accrued but unpaid dividends.

                   At the option of the Holder
                     Series A Preferred redeemable, in whole or
                      in part, at any time after the tenth
                      anniversary of the Closing
                     Redemption price per share price -
                      payable in either cash or Common Stock,
                      at the Company's option - is equal to
                      the Issue Price plus accrued but unpaid
                      dividends.
                     Common Stock used as consideration for
                      redemption will be valued based on a
                      trailing 20-day average trading price,
                      but not less than $7.15 per share

Transferability    The Series A Preferred is freely transferable.

                   The Series B Preferred cannot be transferred until 18 months following the Closing.

Voting Rights      Upon transfer to a party not affiliated with Apollo,
                   the Series A Preferred will vote on an as-converted basis, together with the holders of Common Stock and the Class B Shares, except such voting rights will not extend to the election of directors (except as set forth below) or to such matters as are exclusively reserved to the holders of the Company's Common Stock and Class B
                   Shares. The Series B Preferred has no voting rights
                   (except as set forth below).

Board of
Directors          So long as Apollo holds at least 50% of the total number
                   of shares of Preferred Stock issued, the holders of the Preferred Stock shall have the right to elect three of eight members to the Board of Directors.

                   In addition, if there is an event of default under the terms of the Company's senior indebtedness (bank debt and bonds) that is not cured or waived within 45 days, or if the Company fails to pay cash dividends when required under the terms of the Preferred Stock, the holders of the Preferred Stock shall have the right to appoint additional directors such that the total number of directors elected by the holders of Preferred Stock constitutes a majority of the Board.

Ranking The Preferred Stock will rank senior to all existing capital stock of the Company. No capital stock ranking pari passu or senior to the Preferred Stock shall be issued without the consent of the holders of a majority of the Preferred Stock.


This Summary is intended only as an outline of the principal terms of the Series A Convertible Preferred Stock and the Series B Exchangeable Preferred Stock. This Summary does not purport to be complete and is qualified in its entirety by reference to Investment Agreement, the Certificate of Designation, the Registration Rights Agreement and the Standstill Agreement, all of which are attached as exhibits to this Form 8-K. You are urged to read such documents in their entirety if you have any questions.